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The following are a presentation and transcript associated with a "virtual town hall" video (featuring presenters Glen de Vries, President; Tarek Sherif, Chief Executive Officer; Rouven Bergmann, Chief Financial Officer; and Jill Larsen, Chief People Officer) that was circulated to Medidata Solutions, Inc. personnel shortly before 2 AM EST on June 12, 2019.

Medidata Town Hall

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Together we power smarter treatments and healthier people

medidata

© 2019 Medidata Solutions, Inc. – Proprietary and Confidential

2

The First End to End Scientific & Business Platform for Life Sciences

One Vision
1999

One Product
2009

One Platform
2019

DASSAULT SYSTEMES

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Key Pillars

Mission & Patients	Clients & Partners	Employees	Shareholders

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Dassault Systèmes
a Purpose Driven Leader

> "Dassault Systèmes provides business & people with **3D**EXPERIENCE universes to imagine sustainable innovations capable of harmonizing product, nature and life."

© Dassault Systèmes | Confidential Information | 6/11/2019 | ref.: 3DS_Document_2019

The First End to End Scientific & Business Platform

medidata + DASSAULT SYSTEMES

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Company Facts

	DASSAULT SYSTEMES	medidata
Year Founded	1981	1999
HQ	Vélizy-Villacoublay, France (Paris)	New York City
IPO Date	1996	2009
Market Cap (6/7/19)	$40.4B	$5.6B
Employees (12/31/18)	~17,000	~2,500
Customers	220,000+	1,300
Offices Worldwide	179	16

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Key Financials - 2018

	Dassault Systèmes	medidata
TAM	**~ $33B**	**~ $12B**
Total Revenue	**$3,943M**	**$636M**
Total Revenue growth y/y	**+8%**	**+17%**
Recurring SW Revenue/ Cloud subscription	**$2,453M (62%)** Note: Total SW revenue of USD 3,494 (incl. on prem)	**$536M (84%)**
Operating Margin (Non-IFRS / Non-GAAP)	**31.9%**	**23.4%**
Earnings per Share (IFRS / GAAP)	**$2.47**	**$0.85**

Dassault Systèmes figures converted from EUR to USD at current FX rates medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Dassault Systèmes Clients: industry leaders at the heart of innovation

Industry	Clients
Transportation & Mobility	BMW, Land Rover, Jaguar, Tesla, Honda, Toyota, PSA Groupe, Scania, Ashok Leyland, 3Con, FCA, Kreisel, Schaeffler
Aerospace & Defense	Boeing, Dassault Aviation, Airbus, Safran, Bell Helicopter, COMAC, Safran, Joby, GE Aviation, Embraer, Sikorsky, TAI
Marine & Offshore	Naval Group, Naval Energies, Meyer Werft, CSSC, Damen, NADS
Industrial Equipment	Claas, Doosan, Kärcher, Comau, Globe, Soosan Heavy Industries, Valmet, Bobst, Maschio Gaspardo, ABB
High-Tech	Ericsson, Fujitsu, Lenovo, Miele, Bosch, Atmel, Bird Technologies, Hitachi Inspire the Next, Broadcom, Romeo
Home & Lifestyle	Geberit, Nowy Styl Group, Trek, Luxottica, Pandora, ecco, adidas, Auchan, Bestseller, Michael Kors, Louis Vuitton, Colmar, Saint Laurent Paris
Consumer Packaged Goods - Retail	P&G, General Mills, L'Oréal Paris, amcor, WD-40, Intermarché, Jumbo
Life Sciences	Sanofi, J&J, Medtronic, Pierre Fabre, Olympus, Regeneron, Mölnlycke, ottobock., iba, Osstem Implant
Energy & Materials	Glencore, De Beers, thyssenkrupp, posco, Saipem, TechnipFMC, AkzoNobel, EDF, ACS, ABB
Construction, Cities & Territories	CadMaker, MG McGrath, Métropole Rennes, shop, Zahner, CO, Hydro Québec, Quartus
Business Services	Allianz, BNP Paribas Securities Services, La Poste Mobile, consip

© Dassault Systèmes | Confidential Information | 6/11/2019 | ref.: 3DS_Document_2019

3DS Dassault Systèmes

Dassault Application Portfolio

$3.5B
Total SW Revenue

Product	Tagline	Description	Revenue
CATIA	SHAPE THE WORLD WE LIVE IN	3D CAD for Manufacturing	$1.2B
SOLIDWORKS	INSPIRING INNOVATION	3D CAD for Engineering & Design	$842M
ENOVIA	COLLABORATIVE INNOVATION	Collaboration	$407M
DELMIA	GLOBAL OPERATIONS	Operations Optimization & Execution	
SIMULIA	SIMULATION FOR PRODUCT, NATURE & LIFE	Simulation Applications	
GEOVIA	VIRTUAL PLANET	Natural Resources Modeling & Simulation	
EXALEAD	DATA IN BUSINESS	Discovery & Analytics	
3DVIA	CONSUMER EXPERIENCE	3D Planning for Enterprises & Consumers	
BIOVIA	VIRTUAL BIOSPHERE AND MATERIALS	Scientific Collaboration	
NETVIBES	DASHBOARD INTELLIGENCE	Dashboarding	
3DEXCITE	MARKETING IN THE AGE OF EXPERIENCE	3D Visualization / CGI	

FY2018 Dassault Systèmes per Annual Report, figures converted from EUR to USD at current FX rates medidata
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Worldwide Footprint

Waltham
(3DS US HQ)
Cincinnati
Davis
San Francisco
Boston (MDSO)
NYC (HQ)
& New Jersey
Houston
Duesseldorf &
Frankfurt
London
Munich
Paris
(3DS HQ)
Beijing
Seoul
Tokyo
Shanghai
Singapore
Medidata locations
Dassault Systèmes locations (selected)
Both companies present

medidata

© 2019 Medidata Solutions, Inc. – Proprietary and Confidential

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Joining Forces

medidata + DASSAULT SYSTEMES

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Medidata's Five Year Strategy

Be the platform for full lifecycle management in Life Sciences, in the age of precision medicine.

We are the connective tissue between patients, healthcare providers, regulators, payers and the life sciences companies themselves.

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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A full lifecycle management platform for molecules, medical devices, digital therapies and combinations

Close the BIG loop!

Development
Research
Commercial

Data Management
Collaboration
Analytics
Manufacturing
Supply Chain
Patient Journeys
Disease Management

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Industry Transition

Intelligence Platform
Integrated Workflows
The Age of Precision Medicine
Data Analytics Technology Era
Medidata's Differentiation Zone
Unified Clinical Platform Era
Performance
Time
Today

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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medidata

One Platform for Full Lifecycle Management in Life Sciences, in the Age of Precision Medicine

Rave

Clinical Data & Operations

acorn ai

Data and AI solutions across the lifecycle

SHYFT

Commercial Data and Analytics

The Operating System for Life Sciences

medidata
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A full lifecycle management platform for molecules, medical devices, digital therapies and combinations

*Close the **BIG** loop!*

Research
Development
Commercial
Rave
acornai
SHYFT
Data Management
Collaboration
Analytics
Manufacturing
Supply Chain
Patient Journeys
Disease Management

medidata
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But the loop is bigger…

Discovery
Research
Development
Manufacturing
Sales & Marketing
Future State Therapeutic Delivery

…in a much bigger ecosystem!

medidata
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Dassault Systèmes
a Strong Legacy of Innovation

© Dassault Systèmes | Confidential Information | 6/11/2019 | ref.: 3DS_Document_2019

1981
3D
Design

1989
3D DMU
Digital Mock-up

1999
3D PLM
Product Lifecycle
Management

2012
3DEXPERIENCE®
platform
Business Experience

3DEXPERIENCE Platform |
A platform for business experience

As a System in Operations
3D
V+R
i^i
As a Business Model

3DEXPERIENCE®

Powers our **Software** portfolio

- Industry Solution Experiences
  - Industry Process Experiences
    - Roles & Apps

Powers our **Marketplace** portfolio

- Services
- Content

DASSAULT SYSTEMES | The **3D**EXPERIENCE® Company

3DS Life Sciences Portfolio

From Unmet Medical Needs to Patients in Global Markets

Made to Cure

Accelerate market launch and maximize return on investment

License to Cure

Accelerate therapeutic approval, production & patient adoption in a global landscape

INDUSTRIAL
CLINICAL
SCIENCE
3D
V,R

Designed to Cure

Speed time to market with higher quality novel therapeutics

Clinically Tested

Accelerate decision-making for earlier efficacy & safety demonstration through virtual trial

ONE Lab

Optimize your laboratories and leverage knowledge to improve time to market

DASSAULT SYSTEMES | The 3DEXPERIENCE Company

3DS Life Sciences Portfolio

From Unmet Medical Needs to Patients in Global Markets

Made to Cure
Accelerate market launch and maximize return on investment
License to Cure
SHYFT
INDUSTRIAL
Rave
Clinically Tested
Accelerate decision-making for earlier efficacy & safety demonstration through virtual trial
CLINICAL
SCIENCE
acornai
Designed to Cure
Speed time to market with higher quality novel therapeutics
ONE Lab
Optimize your laboratories and leverage knowledge to improve time to market

DASSAULT SYSTEMES | The 3DEXPERIENCE Company

Add to cart….

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Designed to Cure: Modeling & Simulation

HOLISTIC & INTERDISCIPLINARY approach to apprehend the **complexity** of biological systems which aims at understanding the spatio-temporal interactions between components of a cell, between cells, and their interaction with the environment.

SOCIAL
NETWORKS
HUMAN BODY
ORGANS

CELLS
MOLECULES
GENOME

© Dassault Systèmes | Confidential Information | 6/11/2019 | ref.: 3DS_Document_2019

DASSAULT SYSTEMES

3DS Life Sciences Portfolio

From Unmet Medical Needs to Patients in Global Markets

Made to Cure

Accelerate market launch and maximize return on investment

License to Cure

Accelerate therapeu
production & pati
in a global

SHYFT

INDUSTRIAL

medidata

3D V,R i

CLINICAL

SCIENCE

Rave.

Clinically Tested

Accelerate decision-making for earlier efficacy & safety demonstration through virtual trial acornai

Designed to Cure

Speed time to market with higher quality novel therapeutics

ONE Lab

Optimize your laboratories and leverage knowledge to improve time to market

DASSAULT SYSTEMES | The 3DEXPERIENCE Company

From Discovery through Therapeutic Delivery

medidata + DASSAULT SYSTEMES

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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What Now ?

It's Business as Usual

- Execute on our Priorities
- We have the right strategy and plan
- Agreement for Acquisition not yet closed
- Remain Focused
- Continue to delight our Customers & Partners

You Have All the Information

- On Medex : FAQ, Deck, internal and external communications
- To Customers & Partners : email template, Deck and sales FAQ
- If any questions, talk to your Manager

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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What to Expect

Next Steps

- Press Release
- Customer and Partner communications
- Announcement on website, social media and blog
- Any inbound requests, send it to Betsy or Simon

How about for me ?

- No change in operations prior to closing
- Post Closing, we will continue to operate as Medidata
- No impact to compensation
- If any questions, talk to your Manager

medidata
© 2019 Medidata Solutions, Inc. – Proprietary and Confidential
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Q&A Session

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Glen [00:00:01] Hello, Medidatians. We are here on video telling you about some extremely exciting news.

Tarek [00:00:10] As you're watching this video, a press release is going out announcing that Dassault Systèmes is going to be acquiring Medidata Solutions for $92.25. We are going to become a subsidiary of Dassault. This is really, really exciting news. As you know, we have spent 20 years pursuing our mission. We've always cared about patients and the impact on lives we can have. And today we're taking a massive step forward in realizing that vision. Dassault is a company that we got to know over the last eight months. Originally, we started talking to them about partnering, and as we got to know the company better, as we met the executives, understood their mission their vision and saw what they are doing in the marketplace, we realized that there's a very close affinity with the organization. And at one point, it became clear that we ought to join forces. They're a great company. They are going to bring scale and maturity to Medidata. They have a presence in life sciences around research and in the manufacturing side, and they're going to help us to close the big loop. Glen is going to talk to you a little bit about that later.

Glen [00:01:30] And just in terms of how we really thought about this -- the really key people involved in our thinking around this transaction --

Tarek [00:01:39] Yeah absolutely. So, we've always talked about the pillars that are most important to us well mission and patients... You'll soon have a really great understanding of how this can impact patients in the future and really further our mission. It's important that we take care of our clients and our partners. And, again, I think when you learn more about Dassault, you'll understand that they have wonderful relationships with their customers. They have very long-term relationships with their customers, and it's a culture that we really feel comfortable with.

Obviously, shareholders are another pillar and, quite frankly, we're coming up on the 10 year anniversary of being a public company. We went public at $7 a share. This deal, I think, shows a great rate of return at 13 x over a decade. And, obviously, the most important pillar for us is our employees as well. You are what make Medidata a great company. And when we understood and learned more about Dassault we realized that, as a family-owned business -- although they're also a public company -- they have a very similar philosophy in how they view their employees. So, we're really excited about this.

Glen [00:02:55] So a great home for all of us. And to kind of talk about that home a little bit more we're going to ask Rouven Bergmann to join us. OK.

Tarek [00:03:03] Come on up Rouven.

Rouven [00:03:06] Yeah, welcome from my side. And yes, as Tarek and Glen said, this is a great opportunity for us as a business. What I wanted to share with you is some just statistics to kind of compare us with Dassault Systèmes just in perspective of some numbers and some interesting stats. I think it's as you learn more about Dassault Systèmes then I would say our new home. I think it's really important to kind of get also familiar with the numbers and the size of company that we are working with. And you know we're just from when we were founded. You see the company was founded in 1981. About 20 years earlier than us. They're headquartered in France. But when when you look and study the company you would also see to have a U.S. headquarters which is in Boston. So very close to where we have our new office in Boston. They went to a public in 1996. The market cap -- you see they are much larger than we are. They have 17,000 employees, Dassault Systèmes. So, there is a lot of new faces we will get to learn and a lot of new relationships we have an opportunity to build.

Two hundred and twenty thousand customers. That's an amazing number. But Dassault Systèmes works across many different industries so they're very strong across many verticals and have almost one hundred and eighty offices across the world. So everywhere in the world.

I don't want to speak too much TAM there. Obviously, it's much larger than ours. Total revenue. The company we are comparable with. This year, we're approaching $740 million but Dassault is over $4 billion in revenue -- so much larger than us. And but we are growing faster. Our growth rate. CAGR since 2009 is 17 percent. Dassault Systèmes is 8 percent. So, we're accelerating growth and that's why we are getting together to accelerate growth.

And we also wanted to compare a little bit of product revenue. That's another statistic you see here. Operating margin. They're very very profitable well-run company and as you see this… And here some customers. You see the customers there. They're of course working across many different industries. But there is the life sciences sector in the middle here. And that's some familiar names that we've also worked with.

And then I wanted to also give you a picture of how they're organized. They're organized across different business units -- they call it brands. And there are three major brands that generate the revenue. You see. I think some of it might. You might familiar with CATIA. It's one of the leading solutions for product simulation, product innovation, computer aided design. They are very deep in supporting innovation and managing products through the lifecycle and journey and that's … I think there are lots of similarities with what we are doing, actually. And BIOVIA their life sciences business just as an FYI.

And here is the worldwide footprint I think it's always interesting when you look at the map how how Dassault Systèmes is represented across the world versus how we are represented across the world and there are a number of locations that are right that we share. Right. And that would be massive opportunity for us to actually work together across the world. And so that that's I think we can be all we're very excited about this at this level of scale that we would be able to get into it immediately. So, with that I think that was the last slide I wanted to talk about. Thanks.

Glen [00:07:10] So now hopefully you're starting to understand from a scale perspective what it means for us to join forces with Dassault. Can we talk a little bit about it from a product perspective? So, if you go back to what we presented in our mission at the end of last year for those of us who were with us and also at the commercial kick off at the beginning of this year, we talked about our strategy to really be the full platform lifecycle management platform for full product lifecycle management in life sciences. So, whether it's a molecule, whether it's a medical device. How do you go from the concept of a new therapy to developing it to delivering it to patients? And that kind of mapped to what we were doing from a product and services perspective. We also talked about intelligence on our platform -- everything we're doing from a data science perspective, an AI perspective, and how integrated workflows has defined what great platforms are today but intelligent platforms that help people do a better job of decision making is really what the future is about. And that really was linked to -- again this should all be very familiar territory -- what we do in Rave what we do in Acorn and what we do in SHYFT on the Medidata platform. Now, a small spoiler -- Simon and team have been working on a new tagline for Medidata which is instead of having the Medidata platform at the bottom of the slide the operating system for life sciences -- where you go with that medical device or molecule or digital therapy to run your company. And the reason I want to kind of ground us in this strategy that you've heard before is because as we fully admitted when we presented it, if you look at what we're doing in this kind of close the loop strategy on being this operating system on being this platform for life sciences, we're kind of weighted to one side. We know that we need to think about the the molecular and some of the more medical aspects of what makes these therapies work. And actually if you really think about closing the loop, it's not just research and development and commercial as we've defined it. There's things like manufacturing. There's things like the way you actually not just build these molecules but conceive of how they can be built in a laboratory, and ultimately, how all that comes around not just from a traditional commercial strategy but in the future state of how not just B to B but B to B to C our clients are going to need to connect to patients.

So, I guess we've kind of defined our close the loop in a way that was something we could achieve. The actual loop is bigger and that is where, hopefully what you understood from a scale perspective and a mission perspective, Dassault comes into the picture and is so important.

A quick history lesson on Dassault. So as Rouven and Tarek were talking about … Rouven was telling you that at two hundred thousand customers, they have the biggest 3D modeling business in the world. You can actually go online and download one of their products, but they also have huge enterprise products for design. And in fact the company evolved from a really like a computer-aided design company to a company that did full modeling. So, a whole car, a whole plane, a whole biologics plant where you're making molecules. That modeling evolved into product lifecycle management -- something that we were talking about in our strategy. How do you go from concept all the way through the delivery and ultimate customer satisfaction around that delivery of any product? And ultimately has resulted in what Dassault calls their 3D Experience Platform, which I'll tell you about a little bit more. The 3D experience platform is based on -- it's kind of represented graphically in this compass -- and very quickly there's a few things in it 3D for modeling V Plus R on the bottom is not virtual reality. It's virtual and reality. So how can I have a model that models the problem I'm trying to solve but also connect that to things in the real world? One of the really cool things that we got to play with is... imagine a surgeon going into an operating room and they need to get something into an artery. Well, one of the things that in the reality part Dassault does is they help people make models of those arteries. So a surgeon can practice before they're in the operating room.

On top you see this little person emitting information. At least that’s what I think that symbol is supposed to mean. That's for social. So, everything on the Dassault platform connects the people. And ultimately the eye with the eye is getting more intelligence out of the information that you're gathering. So exactly what we have in our strategy around being an intelligent platform and the big play button in the middle is a rap about being real time.

So, all of that applies to that picture Rouven was talking about with all these different brands that Dassault has and different industries that they work in. And one of the industries here is life sciences and this transaction is about a huge commitment from Dassault to become -- with Medidata -- an incredibly important product lifecycle management company in life sciences broadly. They already have stuff in part of this spiral -- and this is Dassault language -- and I think over time you'll see stuff which is a amalgamation of the way we talk about it and the way

Dassault talks about it, but it's important to understand that actually this is very similar to our cycle. Science is what we would talk about as research; clinical is what we'd call development; and industrial is kind of what we would call commercial. But all of these have different elements like in the industrial, they're talking about the manufacturing of the device or the molecule not just the commercial aspect of getting that sold or looking at outcomes with real world data. You see our products map really nicely into their spiral and actually we've been saying that they have this life sciences brand called BIOVIA and they do some business and life sciences clients. None of that is in clinical. So, what we do in Rave is incredibly complementary and, in fact, what we do with SHYFT is incredibly complementary, and what we're thinking about from an Acorn perspective is incredibly complementary to connecting all these things that haven't been connected. We heard that it was our clients, right, who originally tipped them off about us?

Tarek [00:13:36] Yeah, I mean that that the story is before Dassault approached us about partnering, some of our customers had actually said to them, “Well you have this great vision for how we get to the full platform in the age of precision medicine but there's a gap there and that's in the development space… You should go talk to Medidata because they’re the best company out there.”

Glen [00:14:01] So, when we're talking to them some cool things happen. So, Dassault is full of scientists and engineers and mathematicians and everybody, like us, I think really loves building things that are going to change the world and be impactful. Putting me on a simulated bicycle maybe isn't going to change the world, but the technologies that are there are really cool from a simulation perspective.

Tarek [00:14:22] You look very happy.

Glen [00:14:23] I was very happy. They have a whole playground that soon will be in where you go and interact with other technologies and their headquarters just outside of Paris. You can see Rouven standing on the compass. Tarek is behind me taking a picture. Some of these two guys over here, the head of R&D, and his right hand man who we've become great friends with, and here is their CFO and head of strategy who actually we are going to report to as part of this. And he in a side conversation with me one day, said -- you know that because Dassault has done acquisitions, of course, as we said before they are a much bigger company us -- and he said you know the people who really succeed are the ones who realize that you have a really big shopping cart when you're part of Dassault and you should go round and look at the things that you can put into your cart. The technologies that can help you. They have global hosting infrastructure that's AWS compatible that we can plug into. They have all kinds of stuff on their platform that we can use that are things that advance our strategy technologically and we can work with to accelerate our vision of our platform an operating system but also they have all of this manufacturing.

So, when we think about small things not small important like RTSM and how we connect to the supply chain for drugs, we actually have a partner who isn't just theoretically doing it. They're actually running the plants at some of our clients. Another cool quick Dassault anecdote. One of the moments I was like, “oh wait, I get it I get these guys’ strategy and I love it” was when they showed us the video and the video starts with -- it's a fully simulated -- it's one video of Earth and it zooms into a city and that zooms into a street and it zooms into a bus stop and it zooms into the sea through canopy on the top of the bus stop and a hailstone hits the canopy and cracks it and then it zooms into the molecular structures and the forces that were exerted by that hailstone and how they were distributed.

We are going to work as part of Dassault to do that exact same thing from a biological and medical perspective. So, go from actually simulating what's happening in a cell with a therapy or in an artery or wherever it is with a medical device all the way through to the outcomes and then comparing that to the real world. So, whether it's on the far side of industrialization or the more scientific side of what we do in terms of clinical outcomes, Dassault is an amazing partner. We've got an amazing shopping cart; we've got huge compatibility in terms of how we think about platforms. Again they're at a different scale from us and have certain things around social and other connectivity we don't have yet. But I think you get where we're going. We are going to become as the Medidata platform part of this central connectivity that brings us all together -- going from the moment you think about a new therapy to every time a patient takes it and we measure those outcomes. That is the combination. That's why we're pretty excited.

Tarek [00:17:12] It's exciting for sure and I think it's important to also understand, they are viewed by the outside and from the inside as a very high integrity organization. So, when we talk about cultural compatibility… They care about their employees. As I said earlier, they care about their customers. And there's the right kind of spirit of innovation and a desire to win but to win the right way. And I think that's something that, as Glen and I have gotten to know the senior management there and met more folks, we've really been impressed with just how caring they are about their employees. And I think that's obviously something that's going to be very much on your minds, and we're going to try to address some of that in a couple of minutes through some of the Q and A.

Glen [00:17:57] And just a couple operational things… We like to do this in our town halls. Tomorrow morning or whenever you see this video, depending on where you are in the world, it's business as usual. So, this is in an agreement for the acquisition. It hasn't happened yet. It will happen likely in…

Tarek [00:18:18] Probably in the fourth quarter. But you know, some of this is up to depending on how the regulators look at that. It could be a little bit shorter could be a little bit longer.

Glen [00:18:27] But regardless -- whether it's post this agreement or pre or post the actual closing of the deal, our priorities are our priorities and are staying that way. Medidata is the brand we are staying as a business unit. All of the projects that we're working on are the projects we're working on. So, stay focused keep doing what you're doing. Our feet are down on the gas like they are every day. Patients are waiting. We know what we're working on.

Tarek [00:18:57] And make sure that we continue to delight our customers and our partners because that's really at the end of the day so important to our success.

Glen [00:19:04] Yeah. And we're not just telling you like our jobs are not changing. We're doing the same thing whether it's tomorrow or whether it's whenever this deal is closed.

Tarek [00:19:12] And by the way just so you know I will continue to remain CEO of Medidata, reporting into Pascal but as anybody on everybody on our team is going to continue to have the same reporting structure. So don't expect any changes nothing will have changed tomorrow morning and nothing will have changed after the close. It's going to be business as usual.

Glen [00:19:33] Plus, all that cool stuff that we get to have as being part of a bigger house. You have all the information that you should need and, frankly, all that we really have at this point. It's just the agreement for the acquisition. We’ll be working towards that but it's all on Med X. If you're watching this video, you can get access to that and if you have questions, you can speak to your manager. And if it's new to your manager because you're literally watching the video together, keep going up and clearly some of us know what's going on, and we'll make sure at all that information gets in there.

Tarek [00:20:02] So, I think, a couple of next steps. We have a comms strategy in place, so obviously there'll be a press release that you can see online once you're done watching the video. Also, there are partner and customer communications that are going to be going out. We'll be announcing on social media and the Website. And just remember same as it's always been, if there are inbound requests for information, send them to Simone, send them to Betsy in IR but don't answer questions if a reporter calls you because those are the folks who are really going to be able to help channel those questions to the right people to answer.

Glen [00:20:39] And and it's totally natural. I hope you're all saying “what does this mean to me?” and the answer is the same as what we said before. Nothing is changing. Your compensation is not changing. We'll go through some Q and A about some of the benefits etc. in just a sec. Actually, we are going to ask Jill to come up. But there really is no impact to our day to day lives. Again, you can speak to your manager as well.

Tarek [00:21:05] Yeah. Come on, come on up, Jill. I think, just as Glen said, I think it's important to note between now and whenever the deal closes -- probably in the fourth quarter of this year -- it's business as usual at Medidata. After the deal closes, we're going to be a subsidiary wholly owned subsidiary of Dassault Systèmes, but we are going to operate in an independent manner.

Glen [00:21:28] So we're we had to record this because we're just finishing all the paperwork and it's going to go out at the right moment. So, we're gonna simulate -- kind of like you know the 3D Experience Platform -- we're going to simulate your questions, but Jill's gonna help us answer. So, we did to pick some from the fact.

Jill [00:21:46] All right. Is Medidata's leadership team changing? No, I mean Tarek and Glen already said that. We are all going over to the other side post close. We're really excited about it. It's a great opportunity for us, and Tarek and Glen are coming over. And so we're not anticipating any changes really anytime in the foreseeable future if at all, and if it is, it's because people want to take broader opportunities in Dassault Systèmes.

Tarek [00:22:11] And just to be very clear, Glen and I are very committed to stay with Medidata and to make this successful, and I think it was very important, in fact, for Dassault that we remain at Medidata that we continue to drive the business, and it's very important to them that all the folks at Medidata come along. So that's why there are no changes the senior leadership team. You won't see reporting changes. Obviously over time -- much like Medidata changes now -- sometimes your reporting structure changes. Those things are a natural part of our business. That's going to continue to happen.

Jill [00:22:45] And you're the decision maker on those as well.

Tarek [00:22:47] That's right. We have decision making authority.

Question from Audience [00:22:52] Has Dassault Systèmes acquired other U.S. companies before?

Tarek [00:22:56] They have. As a matter of fact, they've done quite a few acquisitions over the years. I think perhaps over 50 -- about 20 of them or so in the US -- but they've all been relatively small compared to this one. I think we're about 15 times bigger than the largest acquisition they've done to date and that shows you how how strategic this is for them to be in America in a more meaningful way and to be certainly in life sciences as a major presence and as a change agent at a time where the industry is ripe for disruption.

Question from Audience [00:23:31] Will our office location move?

Glen [00:23:34] No. None of our office locations.

Jill [00:23:38] No. We've we've started to take a look and just having some conversations with them. There's real opportunities especially in places where we may have some remote regions that may want to join an office. And also opportunities for them to actually locate or potentially expand into places. They don't have in New York presence, so they're actually super excited about that. So.

Question from Audience [00:23:59] Will we maintain our employee benefits?

Jill [00:24:02] I think like every acquisition, you know, overall the benefits are comparable at least from a high level of what we know so far. Again, it's very early we're just announcing the intent. You know, they've been very open as we said earlier. We are the largest acquisition and they really want to be very competitive and continue to grow. The US is their number two largest employee base. So, they're actually really open to where there are differences. I think they'd be very open to potentially taking a look at ours, but overall very comparable. In some cases better. So, we're excited about it. So far, it looks really good.

Tarek [00:24:35] I think what I'd add to that is they are very impressed with the culture that Medidata has. We've talked about this before -- we're a unique company, and they don't want to disrupt that. In fact, they want to bring resources to us that actually accelerate our mission and help us to drive change even more so in the industry. And so, as Jill said, I think, you know, a lot of what we do from a benefits perspective, from a facilities perspective, from -- your team does a great job -- but you know we do it. It impacts our culture. And so you don't want to disrupt that culture because it's a it's a culture of success. That's right.

Jill [00:25:14] Lot of similar values. you'll see that and when you go on their Website and take a look. CSR, you know, those things are critical to them as well. So, the missions are very well aligned.

Question from Audience [00:25:25] What will happen to my equity in Medidata?

Jill [00:25:27] Sure. So, the way that we're currently structuring the deal and, again still intent to intend to acquire, is that we will the stock options -- both vested and unvested -- that employees have some employees have will be cancelled upon the close. They will be cashed out so those employees who have them will receive cash amount very close to the closed date potentially within a week. There's a calculation obviously based on the price of the stock that you stock option that you got and then obviously what the closing price is. And so we'll work through all those logistics for individual employees so they understand exactly what it means for them. What the tax implications. There, you know, are always those types of things.

From an RSU perspective, for employees that have RSUs, those will go over to the other side of the deal. The vesting time -- the time to vest -- will continue. So, it will be as if nothing happened. They will convert, however, into an RSU for Dassault Systèmes and there'll be a calculation for that. So, again, for those employees that have RSUs, we’ll walk through that individually with each employee as well. And for employees -- executive employees --

that have PBRSUs, those will actually convert over with a calculation as to what they would have been achieved at you know at the time period of vesting and then those will also convert in two same time period of vesting but also convert into an economic value RSU over at Dassault Systèmes post-close.

Question from Audience [00:26:58] And finally will we still have a summer party and 20th anniversary celebration?

Glen [00:27:04] Hell yes. So, we will see you at that. Thanks for tuning in. And I'm sure we'll have lots more discussions.

Tarek And we're happy to answer your questions.

Glen In real time

Tarek Exciting for all of us. Thank you. Thank you.

Important Additional Information and Where to Find It
In connection with the proposed merger, Medidata Solutions, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or at the Company’s website (https://investors.medidata.com) or by writing to the Corporate Secretary at 350 Hudson Street, 9th Floor, New York, New York 10014.
Participants in the Merger Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 1, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.medidata.com.
Cautionary Statement Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: possible fluctuations in our financial and operating results; our customer concentration; our ability to retain and expand our customer base or increase new business from those customers; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures; and integration activities, performance and financial impact of acquired companies. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.